HOTCHKIS AND WILEY FUNDS
AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 17th day of November, 2010, to the Fund Administration Servicing Agreement, dated as of February 18, 2005, as amended February 8, 2006, August 23, 2006, January 1, 2008, February 5, 2009 and May 12, 2010 (the “Fund Administration Agreement”), is entered into by and between HOTCHKIS AND WILEY FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Fund Administration Agreement; and

WHEREAS, the parties desire to amend the Funds and the fees of the Fund Administration Agreement; and

WHEREAS, Section 6 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree that Exhibit A and Exhibit B of the Fund Administration Agreement are superseded and replaced with Amended Exhibit A and Exhibit B attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS AND WILEY FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Anna Marie Lopez	By: /s/ Michael R. McVoy

Printed Name: Anna Marie Lopez	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit A to the
Fund Administration Servicing Agreement

Fund Names

Separate Series of Hotchkis and Wiley Funds

Name of Series	Date Added
Hotchkis and Wiley Value Opportunities Fund1	12-31-2002
Hotchkis and Wiley Diversified Value Fund2	08-24-2004
Hotchkis and Wiley Large Cap Value Fund	10-19-2001
Hotchkis and Wiley Mid-Cap Value Fund	10-19-2001
Hotchkis and Wiley Small Cap Value Fund	10-19-2001
Hotchkis and Wiley High Yield Fund	03-31-2009
Hotchkis and Wiley Capital Income Fund	on or after 12-31-2010

1 Formerly Hotchkis and Wiley All Cap Value Fund

2 Formerly Hotchkis and Wiley Core Value Fund

Amended Exhibit B to the Fund Administration Servicing Agreement
Hotchkis and Wiley Funds

FUND ADMINISTRATION & COMPLIANCE SERVICES Hotchkis and Wiley Funds (except Hotchkis and Wiley Capital Income Fund) FEE SCHEDULE Effective January 1, 2011

Fund Complex Annual Basis Point Fees*:

Annual fee based upon assets for the Fund complex

[  ] basis points on the first $[  ]  billion
[  ] basis points on the next $[  ] billion
[  ]  basis points on the next $[  ]  billion
[  ]  basis points on the next $[  ]  billion
[  ]  basis points on the balance over $[  ]  billion

Plus System Charges of [  ]  basis points (Capped at $[  ] annually; will be billed quarterly)

*Subject to change with changes in the number of funds and/or classes, as mutually agreed upon in writing by the Trust and USBFS.

Advisor Information Source Web Portal
• $[  ]  /fund/month (fee waived)
• Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Fees are billed monthly in arrears

Amended Exhibit B (continued) to the Fund Administration Servicing Agreement
Hotchkis and Wiley Funds

Hotchkis and Wiley Capital Income Fund

FUND ACCOUNTING/FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE Effective December 31, 2010

Annual base fee (up to 3 cusips)*: $[  ]

*Annual base fee waived for the first 3 months of fund operations.  After the first 3 months, the following tiered fee schedule applies during months 4 through 12 of fund operations:

[  ] % of base fee in month 4
[  ] % of base fee in month 5
[  ] % of base fee in month 6
[  ] % of base fee in month 7
[  ] % of base fee in month 8
[  ] % of base fee in month 9
[  ] % of base fee in month 10
[  ] % of base fee in month 11
[  ] % of base fee in month 12
[  ] % of base fee in month 13 and beyond

*Subject to change with changes in the number of classes.

Advisor Information Source Web Portal (Monthly fee included in annual base fee schedule)
• $[  ]  /fund/month
• Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Fees are billed monthly.